Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Arbitrage Fund and to the use of our report dated July 28, 2009 on the financial statements and financial highlights of The Arbitrage Fund. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.




                                                   /s/ TAIT, WELLER & BAKER LLP
                                                   -----------------------------
                                                   TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 2, 2009